UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 27, 2014

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)

On May 27, 2014, the Board of Directors of Dex Media, Inc. (the “Company”) promoted Mr. Del Humenik to the position of the Chief Operating Officer of the Company, effective May 28, 2014.

Mr. Humenik, age 53, joined the Company in April 2013, following the merger of Dex One Corporation and SuperMedia Inc., as Executive Vice President — Sales, before being promoted to Executive Vice President — Sales and Marketing, with responsibility for ensuring that the Company provides businesses with print and digital advertising tailored to their specific needs. Mr. Humenik is also responsible for driving the Company’s growth strategy and marketing functions across print, online, mobile and social media, as well as overseeing business development and partnership relationships. He previously served as Executive Vice President — Sales of SuperMedia Inc. since 2010 and as Senior Vice President - Sales and Marketing for Paychex Inc. from 2009 to 2010. Prior to his role at Paychex Inc., Mr. Humenik served as Senior Vice President and General Manager for RHDC from 2004 to 2008. Prior to 2004, he was employed by the Company’s predecessor companies for nearly 20 years, holding various sales management and executive positions.

As part of his promotion, Mr. Humenik’s annual base salary was increased from $500,000 to $600,000. Mr. Humenik’s annual short-term incentive award opportunity increased from 70% to 85% of his base salary, based upon satisfaction of performance goals and criteria defined and approved by the Compensation and Benefits Committee of the Board of Directors. Mr. Humenik will continue to participate in the Company’s 2013-2015 Cash Long-Term Incentive Plan (the “Cash LTIP”) and receive incentive compensation payments based on the Company’s achievement of specified performance metrics. Mr. Humenik’s target award opportunity for the 2015 performance period under the Cash LTIP increased from $750,000 to $900,000.  He also received an additional restricted stock award of 10,000 shares and stock options to acquire 25,000 shares of the Company’s common stock under the Company’s Equity Incentive Plan. The restricted stock and stock option awards are governed by the terms of the restricted stock award agreement and the stock option agreement, as applicable, between the Company and Mr. Humenik, each in the form previously approved by the Board of Directors. The restricted stock award vests on December 31, 2015, subject to the terms of the applicable award agreement.  The stock options award vests over four years in equal installments of one-fourth on March 31, 2014, March 31, 2015, March 31, 2016 and March 31, 2017, subject to the terms of the applicable award agreement.

Item 7.01.  Regulation FD Disclosure.

On May 28, 2014, the Company issued a press release announcing the appointment of Mr. Humenik as the Chief Operating Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)

The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press release issued by Dex Media, Inc. dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Executive Vice President —
General Counsel and Corporate Secretary

Date: May 30, 2014

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Dex Media, Inc. dated May 28, 2014.